UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2017 (January 4, 2017)

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd.,

ATLANTA, GEORGIA 30319

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01, Completion of Acquisition or Disposition of Assets.

On January 4, 2017 (the “Closing Date”), Crawford Innovative Ventures, LLC, (the “Purchaser”), a wholly-owned subsidiary of Crawford & Company (the “Company”), completed its acquisition of 85% of the outstanding membership interests of WeGoLook, LLC, an Oklahoma limited liability company (the “Target”), for an aggregate purchase price (the “Purchase Price”) of $36,125,000 (the “Transaction”), pursuant to a Membership Interest Purchase Agreement by and between the Purchaser, Robin Smith, Mathew Smith, Kenneth Knoll, and Those Additional Sellers Listed on Exhibit A thereto (the “Purchase Agreement”).

A summary of the Purchase Agreement was included as part of the Company’s Form 8-K which was filed with the Securities and Exchange Commission on December 6, 2016, and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Purchase Agreement which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

The press release issued by the Company on January 5, 2017 announcing the completion of the Transaction is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1

Membership Interest Purchase Agreement, dated December 6, 2016, by and among Crawford Innovative Ventures, LLC, Robin Smith, Mathew Smith, Kenneth Knoll, and Those Additional Sellers Listed on Exhibit A Hereto.

99.1	Press Release dated January 5, 2017, titled “Crawford & Company Completes Acquisition of Majority Interest in WeGoLook, LLC”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Crawford & Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crawford & Company

Date: January 5, 2017	By:	/s/ R. Eric Powers, III
R. Eric Powers, III
Corporate Secretary